Exhibit 10.13

Squarespace, Inc. Employee Invention Assignment and
Confidentiality Agreement

In consideration of, and as a condition of my employment with Squarespace, Inc., a Delaware corporation, and its subsidiaries, parents, affiliates, successors and assigns (together, the “Company”), I hereby represent to, and agree with the Company as follows:

1.	Purpose of Agreement — I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its “Proprietary Information” (as defined in Section 6 below), its rights in “Inventions” (as defined in Section 2 below) and in all related intellectual property rights. Accordingly, I am entering into this Employee Invention Assignment and Confidentiality Agreement (this “Agreement”) as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company. I acknowledge and agree that the terms and conditions of this Agreement are effective retroactively to the date on which I first began providing services or developing intellectual property for the Company (which shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee) without any consideration other than employment with the Company.

2.	Disclosure of Inventions — I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, algorithms, processes, compositions of matter, computer software programs, databases, mask works and trade secrets that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not patentable, copyrightable or protectable as trade secrets (the “Inventions”).

3.	Work MADE for Hire; Assignment of Inventions — I acknowledge and agree that any copyrightable works prepared by me at any time within the scope of my employment are “works made for hire” under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all Inventions that (i) are developed using equipment, supplies, facilities or trade secrets of the Company at any time during my employment, (ii) result from work performed by me for the Company, or (iii) relate to the Company’s business or current or anticipated research and development (the “Assigned Inventions”), will be the sole and exclusive property of the Company and are hereby irrevocably assigned by me to the Company to the maximum extent permitted by applicable law. I have attached to this Agreement in Exhibit A a list describing all existing Inventions, if any, that are owned by me or in which I have an interest and that were made or acquired by me prior to my date of first employment by the Company, that (a) may relate to the Company’s business or actual or demonstrably anticipated research or development, and (b) that are not to be assigned to the Company (“Excluded Inventions”). If no such list is attached, I represent and agree that it is because I have no Excluded Inventions.

4.	Assignment of Other Rights — In addition to the foregoing assignment of Assigned Inventions to the Company, I hereby irrevocably transfer and assign to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights, including but not limited to rights in databases, in any Assigned Inventions, along with any registrations of or applications to register such rights; and (ii) any and all “Moral Rights” (as defined below) that I may have in or with respect to any Assigned Inventions. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Assigned Inventions, even after termination of my work on behalf of the Company. “Moral Rights” mean any rights to claim authorship of or credit on any Assigned Inventions, to object to or prevent the modification or destruction of any Assigned Inventions, or to withdraw from circulation or control the publication or distribution of any Assigned Inventions, and any similar right, existing under judicial or statutory law of any country or subdivision thereof in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

5.	Assistance — I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company’s Assigned Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company’s request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose, which such appointment is coupled with an interest.

6.	Proprietary Information — I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company or a third party that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence (the “Proprietary Information”). Such Proprietary Information includes, but is not limited to, Assigned Inventions, trade secrets, marketing plans, product plans, technical information, business strategies, financial information, forecasts, personnel information, customer lists and data, and domain names.

7.	Confidentiality — At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust. I will not use or disclose any Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and, upon Company request, will execute a document confirming my agreement to honor my responsibilities contained in this Agreement. I will not take with me or retain any documents or materials or copies thereof containing any Proprietary Information. Nothing in this Section 7 or otherwise in this Agreement shall limit or restrict in any way my immunity from liability for disclosing the Company’s trade secrets as specifically permitted by 18 U.S. Code Section 1833, the pertinent provisions of which are attached hereto as Exhibit B.

8.	PHYSICAL PROPERTY — All documents, supplies, equipment and other physical property furnished to me by the Company or produced by me or others in connection with my employment will be and remain the sole property of the Company. I will return to the Company all such items when requested by the Company, excepting only my personal copies of records relating to my employment or compensation and any personal property I bring with me to the Company and designate as such. Even if the Company does not so request, I will upon termination of my employment return to the Company all Company property, and I will not take with me or retain any such items.

9.	No Breach of Prior Agreement; THIRD PARTY MATERIALS; EXCLUDED INVENTIONS — I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information, confidentiality or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company (collectively, “Third Party Materials”). I acknowledge and agree that if I use any Third Party Materials or Excluded Inventions in the scope of my employment, or if I include any Third Party Materials or Excluded Inventions in any product or service of the Company (each, a “License Event”), I will immediately so notify the Company in writing. Unless the Company and I agree otherwise in writing as to particular Third Party Materials or Excluded Inventions, I hereby grant to the Company, whether or not I give Company notice as required above, a non-exclusive, perpetual, transferable, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, Third Party Materials and Excluded Inventions, provided that the foregoing license shall only apply in connection with a License Event. To the extent that any third parties have any rights in or to any Excluded Inventions or Third Party Materials, I hereby represent and warrant that such third party or parties have validly and irrevocably granted to me the right to grant the license stated above.

10.	Efforts; Duty Not to Compete — I understand that my employment with the Company requires my undivided attention and effort during normal business hours. While I am employed by the Company, I will not, without the Company’s express prior written consent, provide services to, or assist in any manner, any business or third party if such services or assistance would potentially conflict with the Company’s business interests.

11.	Notification — I hereby authorize the Company to notify third parties, including, without limitation, customers and actual or potential employers, of the terms of this Agreement and my responsibilities hereunder.

12.	Non-Solicitation of Employees/Consultants — During my employment with the Company and for a period of one (1) year thereafter, I will not directly or indirectly, whether on behalf of myself or any other person or entity, solicit any employees or consultants of the Company to terminate or alter their employment or consulting relationship with the Company.

13.	Non-Solicitation of Suppliers/Customers — During my employment with the Company and for a period of one (1) year thereafter, I will not directly or indirectly, whether on behalf of myself or any other person or entity, solicit any customers, suppliers, or vendors of the Company to terminate, reduce, or alter their relationship with the Company.

14.	COVENENT NOT TO COMPETE — I acknowledge that during my employment I will have access to and knowledge of Proprietary Information. To protect the Company’s Proprietary Information, I agree that during my employment with the Company and for a period of one (1) year after my last day of employment with the Company, I will not directly or indirectly, anywhere in the world, engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a “Restricted Business” (as defined below). It is agreed that ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock I presently own shall not constitute a violation of this provision. “Restricted Business” shall mean any line of business that the Company engaged in, or prepared to engage in, during the one-year period prior to my last day of employment with the Company, with which I worked directly or indirectly during my employment by the Company or about which I acquired Proprietary Information during my employment by the Company. I acknowledge that the Company conducts its business globally, and I agree that the temporal and geographic limitations contained herein are necessary to secure protection of the Company’s Proprietary Information.

15.	REASONABLENESS OF RESTRICTIONS — In the event that a court finds this Agreement, or any of its restrictions, to be overbroad, ambiguous, unenforceable, or invalid, I and the Company agree that the court will read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law. If the court declines to enforce this Agreement in the manner provided in the first sentence of this Section 15, the Company and I agree that this Agreement will be automatically modified to provide the Company with the maximum protection of its business interests allowed by law and I agree to be bound by this Agreement as modified. In the event the Company enforces this Agreement through a court order, I agree that the restrictions in Sections 12, 13 and 14 will remain in effect for a period of twelve (12) months from the effective date of the order enforcing the Agreement.

16.	Name & Likeness Rights — I hereby authorize the Company to use, reuse, and to grant others the right to use and reuse, my name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any form of media or technology now known or hereafter developed (including, but not limited to, film, video and digital or other electronic media), both during and after my employment, for any purposes related to the Company’s business, such as marketing, advertising, credits, and presentations.

17.	LEGAL AND EQUITABLE REMEDIES — I agree that it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms. I agree that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to the Company, and the Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach or threatened breach of this Agreement. I agree that if the Company is successful in whole or in part in any legal or equitable action under this Agreement (including, but not limited to, a court partially or fully granting any application, motion, or petition by the Company for injunctive relief, including, but not limited to, a temporary restraining order, preliminary injunction, or permanent injunction), whether against or commenced by me, the Company will be entitled to recover from me all costs, fees or expenses it incurred at any time during the course of the dispute, including, but not limited to, reasonable attorney’s fees.

18.	Governing Law; Severability — This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to its laws pertaining to conflict of laws. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

19.	Counterparts — This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

20.	Entire Agreement — This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

21.	Amendment and Waivers — This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

22.	Successors and Assigns; Assignment — Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

23.	Further Assurances — The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

24.	“At-Will” Employment — I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an “at-will” employee of the Company and that my employment can be terminated at any time, with or without notice and with or without cause, for any reason or for no reason, by either the Company or myself. I acknowledge that any statements or representations to the contrary are ineffective, unless put into a writing signed by the Company. I further acknowledge that my participation in any equity or benefit program is not to be construed as any assurance of continuing employment for any particular period of time. This Agreement shall be effective as of the first day of my employment by the Company.

25.	ADVICE OF COUNSEL — I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION OF THIS AGREEMENT.

COMPANY:

SQUARESPACE, INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

Name:
Date:

Exhibit A

LIST OF EXCLUDED INVENTIONS:

List of Excluded Inventions (if any):

Exhibit B

DEFEND TRADE SECRETS ACT, 18 U.S. CODE § 1833 NOTICE:

18 U.S. Code Section 1833 provides as follows:

Immunity From Liability For Confidential Disclosure Of A Trade Secret To The Government Or In A Court Filing. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made, (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Use of Trade Secret Information in Anti-Retaliation Lawsuit. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.